UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2022 (June 3, 2022)
BLACKROCK PRIVATE CREDIT FUND
(Exact name of registrant as specified in its charter)

Delaware	814-01485	87-4655020
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

40 East 52nd Street New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 810-5800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:  None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 3, 2022, Blackrock Private Credit Fund Leverage I, LLC (the “Borrower”), a Delaware limited liability company and wholly-owned subsidiary of BlackRock Private Credit Fund, a Delaware statutory trust (the “Fund” or “us”), established a new $200 million combined revolving credit and term loan facility with PNC Bank, National Association as facility agent (the “Credit Facility”).

The Credit Facility matures on June 3, 2032 and generally bears interest at three-month Term SOFR.

The Credit Facility is secured by all of the assets held by the Borrower.  Under the Credit Facility, the Borrower has made certain customary representations and warranties, and is required to comply with various covenants, reporting requirements and other customary requirements for similar credit facilities.  The Credit Facility includes usual and customary events of default for credit facilities of this nature.

Borrowings under the Credit Facility are considered our borrowings for purposes of complying with the asset coverage requirements under the Investment Company Act of 1940, as amended.

The description above is only a summary of the material provisions of the Credit Facility and is qualified in its entirety by reference to the Credit and Security Agreement, a copy of which is filed as Exhibit 10.1, to this current report on Form 8-K and by this reference incorporated herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information required by Item 2.03 contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01.	Other Events.

As previously disclosed, the Fund has registered with the Securities and Exchange Commission a continuous public offering of up to $2,500,000,000 in common shares of beneficial interest (the “Offering”).  On June 1, 2022, BlackRock Financial Management, Inc. (the “BlackRock Financial Management”), an affiliate of the Fund’s investment adviser and sub-adviser, purchased from the Fund in the Offering 1,996,000 Institutional class common shares of beneficial interest at a price of $25.00 per share, resulting in gross proceeds to the Fund of $49,900,000. BlackRock Financial Management had previously purchased 4,000 Institutional class common shares of beneficial interest for an aggregate purchase price of $100,000 on March 16, 2022 in a private placement in order to provide the Fund with the minimum net worth required by the Investment Company Act of 1940.  Accordingly, as of June 1, 2022, BlackRock Financial Management has purchased, and currently owns, 2,000,000 Institutional class common shares of beneficial interest and the aggregate consideration paid for such shares was approximately $50,000,000.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1
Credit and Security Agreement, dated June 3, 2022, among BlackRock Private Credit Fund Leverage I, LLC, PNC Bank, National Association, as Facility Agent, State Street Bank and Trust Company, as Collateral Agent and Custodian, and the lenders from time to time parties thereto

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackRock Private Credit Fund

Date: June 10, 2022	By:	/s/ Erik L. Cuellar
	Name:	Erik L. Cuellar
	Title:	Chief Financial Officer and Treasurer